Exhibit 16.1

[GRAPHIC APPEARS HERE]

July 27, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated July 27, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

[GRAPHIC APPEARS HERE]
PricewaterhouseCoopers LLP